THE BANK OF
NEW YORK
 NEW YORK'S FIRST BANK - FOUNDED
1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN DEPOSITARY RECEIPTS
November 5, 2004

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control


RE:	American Depositary
Shares evidenced by
the American
Depositary Receipts
for Ordinary Shares,
par value 5.00 Russian
Ruble each of OJSC
VimpelCom (File No.
333-119774)

***************************

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts (ADRs)
are to be issued, we attach a copy of the new prospectus ("Prospectus") reflecting the change in the number
American Depositary Shares represented
by ordinary shares (the "Ratio").

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate for OJSC
VimpelCom.

The Prospectus has been revised to
reflect the new Ratio, and has been
overstamped with:

"Effective November 22, 2004, the ratio
on the American Depositary Share
(ADS) evidenced by American
Depositary Receipt (ADR) will be
changed from one (1) ADS
representing three-fourths (3/4) of one
(1) Deposited Share to four (4) ADSs
representing one (1) Deposited Share.

Attached to this letter is a copy of a
letter from OJSC VimpelCom to The
Bank of New York requesting that the
Ratio be changed.

Please contact me with any questions or
comments at (954) 255-5137.


By:	/s/ SAMMY PEERMAL
Name:	Sammy Peermal
Title:	Vice President


Encl.